Exhibit 99.1

Contact:	Jack O’Connell (Seabulk International, Inc., (954) 524-4200, x224)
Randall Blank (SEACOR Holdings Inc., (212) 307-6633)

SEACOR Holdings Inc. and Seabulk International, Inc.

Announce Merger Agreement

FORT LAUDERDALE, Fla., March 16 –SEACOR Holdings Inc. (NYSE:CKH) and Seabulk International, Inc. (NASDAQ: SBLK) announced today that they have signed a definitive merger agreement. The Boards of Directors of both companies have unanimously approved the transaction. Under the terms of the merger agreement, SEABULK’s stockholders will, subject to limited adjustments, receive 0.2694 of a share of SEACOR common stock plus cash of $4.00 for each issued and outstanding share of SEABULK common stock, which represents a 29% premium over SEABULK’s closing share price on March 16, 2005 (based on SEACOR’s closing share price of such date). In certain circumstances, the portion of the merger consideration payable in cash may be reduced and shares of SEACOR common stock, having a value on the closing date equal to the cash reduction, may be substituted therefor. The aggregate equity value of the transaction is approximately $532 million, based on SEACOR’s closing share price as of March 16, 2005. In addition, approximately $471 million in net debt obligations will be assumed by SEACOR. The transaction is expected to be tax-free to SEABULK stockholders, other than with respect to any cash received.

After giving effect to the transaction, the combined company will be a leader in world-wide offshore support services, domestic Jones Act tankers, domestic helicopter services to the offshore oil and gas industry, domestic inland river barge transportation, environmental services, and domestic harbor tugs. Additionally, the companies have investments in international product tankers and dry bulk shipping.

Charles Fabrikant, SEACOR’s Chairman and Chief Executive Officer, explained the strategic reasons for the transaction: “The merger of SEACOR and SEABULK fits the goal of diversification we have outlined for several years in annual letters to shareholders. Both SEACOR and SEABULK have achieved leadership positions in different asset-based transportation service businesses. The combination will create a balanced portfolio of assets, focused on five different business niches. SEABULK’s position in the U.S. tanker business, with its business template of multi-year contracts, and the harbor tug business are a good balance to the offshore vessel sector, the helicopter business, and the inland river barge business.”

“This combination is also complementary for both companies’ offshore operations. SEACOR’s fleet and its recent capital commitments have been primarily focused on equipment in the U.S., serving the deep-water exploration industry; SEABULK’s recent investments have been focused on its international fleet. SEABULK’s operations in Brazil and the Arabian Gulf and SEACOR’s operations in the North Sea, along with the operations of both companies in Mexico, Asia, and West Africa, provide flexibility in serving customers. The combined company will be one of only two providing complete global service.”

“We are very excited to be able to announce this merger. Our goal for several years has been to find a well-run company with an experienced management team which has compatible businesses and a similar philosophy toward diversification.”

“We expect this transaction to be accretive to our shareholders, both in terms of earnings and cash flow. We anticipate that SEACOR’s total debt to total capitalization ratio will initially increase slightly, after giving effect to the transaction.”

Gerhard Kurz, SEABULK’s Chairman and Chief Executive, commented, “The merger with SEACOR creates a unique opportunity to effectively combine the financial, operational and management resources of two successful maritime companies for enhanced future growth. We are very optimistic that the resultant synergies, strengthened business and improved access to capital will generate substantial benefits for both our customers and shareholders.”

The merger is expected to close by the end of the second quarter of 2005, subject to approval by SEABULK’s stockholders of the merger and SEACOR’s stockholders of the issuance of shares of SEACOR common stock in the merger, the receipt of certain regulatory approvals and the satisfaction of customary closing conditions, in accordance with terms of the merger agreement.

As part of the transaction, entities associated with DLJ Merchant Banking Partners III, L.P. and Carlyle/Riverstone Global Energy and Power Fund I, L.P., who collectively own approximately 75% of SEABULK’s common shares, have entered into an agreement to support the transaction.

UBS Securities LLC acted as financial advisors to SEACOR and Weil Gotshal & Manges LLP acted as SEACOR’s legal counsel. Jefferies and Company, Inc. acted as financial advisors to SEABULK and Vinson & Elkins LLP acted as SEABULK’s legal counsel. Credit Suisse First Boston LLC acted as financial advisor to DLJ Merchant Banking Partners.

Additional Information About This Transaction

In connection with the proposed merger, SEACOR will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of SEACOR and SEABULK that also constitutes a prospectus of SEACOR. SEACOR and SEABULK will mail the joint proxy statement/prospectus to their stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by SEACOR and SEABULK with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when it is filed) and the other documents may also be obtained for free by accessing SEACOR’s website at www.seacorholdings.com or by accessing SEABULK’s website at www.seabulkinternational.com.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

Participants in the Solicitation

SEACOR and SEABULK and their respective directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from SEABULK’s stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of SEABULK stockholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. You can obtain free copies of these documents from SEACOR and SEABULK using the contact information above.

About SEACOR

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services, and Aviation Services.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR’s website at www.seacorholdings.com.

About SEABULK

With a fleet of 147 vessels, Seabulk International, Inc. is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. SEABULK provides benchmark quality service to its customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees.

For additional information, contact Jack O’Connell, Senior Vice President of Investor Relations, at (954) 524-4200, x224 or visit the SEABULK website at www.seabulkinternational.com.

About DLJ Merchant Banking Partners

DLJ Merchant Banking Partners (DLJMB) is a leading private equity investor that has a 19-year record of investing in leveraged buyouts and related transactions across a broad range of industries. DLJMB, with offices in New York, London, Houston and Buenos Aires, is part of Credit Suisse First Boston’s Alternative Capital Division (ACD), which is one of the largest alternative asset managers in the world with more than $36 billion of assets under management. ACD is comprised of $20 billion of private equity assets under management across a diverse family of funds, including leveraged buyout funds, mezzanine funds, real estate funds, venture capital funds, fund of funds and secondary funds, as well as more than $16 billion of assets under management through its hedge fund (both direct and fund of funds), leveraged loan and CDO businesses.

About Riverstone Holdings LLC and The Carlyle Group

Riverstone Holdings LLC and The Carlyle Group are the co-general partners of the Carlyle/Riverstone Global Energy and Power Funds I and II, which together comprise $1.5 billion of private equity established to make investments in the energy and power industry globally. Riverstone, a New York-based energy and power focused private equity firm founded in 2000, conducts buyout and growth capital investments in the midstream, upstream, power, and oilfield service sectors of the energy industry. The Carlyle Group is a global private equity firm with more than $19.4 billion under management. Visit www.carlyle.com for additional information.

Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the contemplated transaction between SEACOR and SEABULK, including financial and operating results, the parties’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of SEACOR’s and SEABULK’s respective managements and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the relevant forward-looking statements. The transaction is subject, among other things, to approval by SEACOR’s stockholders of the issuance of shares of SEACOR common stock in the merger, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act and the receipt of other required consents and approvals. Additional factors that could cause SEACOR’s results to differ materially from those described in the forward-looking statements can be found in SEACOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Additional factors that could cause SEABULK’s results to differ materially from those described in the forward-looking statements can be found in SEABULK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The companies disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in the companies expectations or any change in events, conditions or circumstances on which any such statements are based.